EXHIBIT 99.1

EVOLVE ONE ELIMINATES VIRTUALLY ALL DEBT AS MANAGEMENT FORGIVES $478,000

BOCA RATON, Fla., Dec. 20, 2004 -- Evolve One, Inc. (OTC Bulletin Board: EVLO) announced today that the Company has eliminated virtually all its debt and is discontinuing the operations of A1DiscountPerfume, Inc. as the Company focuses on the operations of its subsidiary AuctionStore.com. Today, virtually all debt was eliminated as members of management forgave approximately $478,000 of debt accrued under the present employment contracts to date. The operations of subsidiary A1DiscountPerfume.com are to be discontinued on December 31, 2004 to focus on the operations of AuctionStore.com.

About Evolve One, Inc.

Evolve One, Inc. ("EVLO") is a holding company that develops and operates Internet and direct retail marketing companies. EVLO includes wholly owned subsidiaries, AuctionStore.com, an eBay(TM) Trading Assistant and Internet-based seller of consigned merchandise whose primary medium of sales is eBay, StogiesOnline.com, Inc., A1DiscountPerfume, Inc., and International Internet Venture I, LLC. For more information, please see our sites (http://www.AuctionStore.com) (http://www.CigarCigar.com) or call (1-561-988-0819).

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as such, may involve risks and uncertainties. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations, are generally identifiable by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, potential future performance, perceived opportunities in the market, and statements regarding the Company's mission and vision. The Company's actual results, performance, and achievements may differ materially from the results, performance, and achievements expressed or implied in such forward-looking statements due to a wide range of factors, which are set forth in our annual report on Form 10-KSB on file with the SEC.

For further information, contact Liz Capra (561) 988-0819 Evolve One, Inc.